EXHIBIT 10.2

Mechanical Technology Incorporated 2006 Equity Incentive Plan

RESTRICTED STOCK AGREEMENT NOTICE

BOARD OF DIRECTORS AND EMPLOYEES

<Name>

<Address>

We are pleased to inform you that Mechanical Technology, Incorporated (“MTI”) has granted you Restricted Mechanical Technology Incorporated Common Stock. Your grant has been made under the Company’s 2006 Equity Incentive Plan (the “Plan”), which together with the terms contained in this Notice, sets forth the terms and conditions of your grant and is incorporated herein by reference. A copy of the Plan is attached. Please review it carefully.

Grant Number:
Date of Grant:
Shares Granted:
Issue Price:
Grant Type:
Vesting Start Date:

Taxes and Withholding:

The vesting of this restricted stock grant is normally a taxable event, and if the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the vesting of shares arising from this grant, the Company shall have the right to require such payment from you, or withhold such amounts from other payments due to you from the Company.

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